EXHIBIT 8.1
List of Subsidiaries
1.	Melco PBL Holdings Limited, incorporated in Cayman Islands

2.	Melco PBL International Limited, incorporated in Cayman Islands

3.	Melco PBL Nominee One Limited, incorporated in Cayman Islands

4.	Melco PBL Investments Limited, incorporated in Cayman Islands

5.	Melco PBL Nominee Three Limited, incorporated in Cayman Islands

6.	Melco PBL Nominee Two Limited, incorporated in Cayman Islands

7.	Melco PBL Gaming (Macau) Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

8.	Melco Crown (COD) Hotels Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

9.	Melco Crown (COD) Developments Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

10.	Melco Crown (CM) Hotel Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

11.	Melco Crown (CM) Developments Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

12.	Melco Crown (Macau Peninsula) Hotel Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

13.	Melco Crown (Macau Peninsula) Developments Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

14.	Melco PBL (Macau Peninsula) Limited, incorporated in British Virgin Islands